Exhibit 99.1

Dear Shareholders, Please click here for an informative video of McEwen Mining’s President, Ian Ball, discussing the Company’s Q4 results.

You can follow Ian on twitter @Ian_James_Ball.

For further information contact:

Sheena Scotland

Investor Relations

Tel: (647) 258-0395 ext 410

Toll Free: (866) 441-0690

Fax: (647) 258-0408

E-mail: info@mcewenmining.com

Facebook: facebook.com/mcewenrob

Twitter: twitter.com/mcewenmining